FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-259741-09

BANK 2024-BNK48 **Class XA Now Subject**

-------------------------------------------------------------------------------
Content prepared by sales/trading for institutions. NOT: research; independent/impartial; a recommendation or basis to consider MS a fiduciary or (esp.prices, which are not for use by others) and is an invitation to consider a swap transaction under CFTC Rules 1.71/23.605 (but not an offer to enter a trading before/after sending, market making, lending, advising or other services representation of accuracy/completeness is made. Full terms at ms.com/disclaimers/productspecific